Exhibit 10.3
NANOSPHERE, INC.
2000 EQUITY INCENTIVE PLAN
OPTION AWARD AGREEMENT
FOR
(NAME)

NANOSPHERE, INC.
2000 EQUITY INCENTIVE PLAN
OPTION AWARD AGREEMENT
         1. A STOCK OPTION to acquire            shares (hereinafter referred to as “Shares”) of Common Stock of Nanosphere, Inc. (hereinafter referred to as the “Company”) is hereby granted to                      (hereinafter referred to as the “Optionee”), subject in all respects to the terms and conditions of the Nanosphere, Inc. 2000 Equity Incentive Plan (hereinafter referred to as the “Plan”) and such other terms and conditions as are set forth herein.
         2. The Option is intended to constitute an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986.
         3. The Option price as determined by the Committee is One Dollar and Forty-Seven Cents ($1.47) per Share. The Option price may be paid in any one or a combination of cash, personal check, personal note, Shares already owned for at least six (6) months or broker exercise notice.

4.	a.	The Option may be exercised in accordance with the following table:

NUMBER OF SHARES
		DATE	EXERCISABLE

January 1, 2003

January 1, 2004

January 1, 2005

January 1, 2006

	b.	In the event of a Change of Control, the Options shall become immediately and fully exercisable.

	c.	In the event the Optionee should be terminated for Cause, or shall Compete, the Option shall be immediately forfeited and any amounts received pursuant to this Agreement shall be returned to the Company and the Option price shall be repaid to the Optionee.
         5. The Option may not be exercised if the issuance of Shares upon such exercise would constitute a violation of any applicable federal or state securities law, or any other valid law or regulation. As a condition to the exercise of the Option, the Optionee shall represent to the Company that the Shares being acquired under the Option are for investment and not with a present view for distribution or resale, unless counsel for the Company is then of the opinion that such a representation is not required under any applicable law, regulation or rule of any governmental agency.

     6. The Option may not be transferred in any manner except as provided under the Plan, and generally may be exercised during the lifetime of the Optionee only by him. The terms of this Option shall be binding upon the Optionee’s executors, administrators, heirs, assigns and successors.
     7. The Optionee hereby agrees that in the event of a Registration of Shares, the Optionee shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of stock of the Company or any rights to acquire stock of the Company for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such public offering; provided, however, that such period of time shall not exceed one hundred eighty (180) days from the effective date of the registration statement to be filed in connection with such public offering. The Optionee shall be subject to this provision provided and only if other Plan Participants are also subject to similar arrangements.
     8. The Optionee acknowledges and agrees that upon exercise of the Option, he shall execute a joinder and be subject to the provisions of the Nanosphere, Inc. Stockholders Agreement dated January 18, 2000.
     9. The Option may not be exercised more than ten (10) years after the date indicated below and may be exercised during such term only in accordance with the terms and conditions set forth in the Plan.
     10. The Committee shall make all determinations concerning rights to benefits under the Plan.
Dated:

Nanosphere, Inc.
By:

ATTEST:
     The Optionee acknowledges that he has received a copy of the Plan and is familiar with the terms and conditions set forth therein. The Optionee agrees to accept as binding, conclusive, and final all decisions and interpretations of the Committee. As a condition of this Agreement, the Optionee authorizes the Company to withhold from any regular cash compensation payable by the Company any taxes required to be withheld under any federal, state or local law as a result of exercising this Option.
Dated:                                         ,

By:
Optionee

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